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                                                                EXHIBIT 23(h)(5)


                             FAIR VALUE AMENDMENT TO
                            FUND ACCOUNTING AGREEMENT

         AMENDMENT made July 1, 2004, between MMA PRAXIS MUTUAL FUNDS (the "Trust"), a Delaware statutory trust having its principal place of business at 3435 Stelzer Road, Columbus, Ohio 43219, and BISYS FUND SERVICES OHIO, INC. (hereinafter referred to as "BISYS"), an Ohio corporation having its principal place of business at 3435 Stelzer Road, Columbus, Ohio 43219.

         WHEREAS, as of July 1, 2003, the Trust and BISYS entered into a new Fund Accounting Agreement concerning the provision of fund accounting services for the Trust (as amended to date, the "Fund Accounting Agreement");

         WHEREAS, as of July 1, 2003, the Trust and BISYS entered into an Omnibus Fee Agreement (as amended to date, the "Fee Agreement") to establish an omnibus fee arrangement whereby a single omnibus fee is payable as compensation to BISYS for its services under the Service Agreements, including the Fund Accounting Agreement; and

         WHEREAS, BISYS is providing certain additional services in connection with the valuation of securities held in each Fund's portfolio, and BISYS is willing to provide the services set forth in this Amendment on the terms set forth herein.

         NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter contained, the Trust and BISYS hereby agree as follows:

         1.   Services as Fund Accountant.

         (a) The sections or sub-sections of the Fund Accounting Agreement pertaining to the services of BISYS which involve calculating the net asset value per share and obtaining pricing information for portfolio securities are amended to reflect the following terms:

              (i) BISYS will calculate the net asset value per share ("NAV") of each class of shares offered by each Fund in accordance with the relevant provisions of the applicable Prospectus of each Fund and applicable regulations under the 1940 Act;

              (ii) In each calculation of NAV, BISYS will apply securities pricing information as required or authorized under the terms of the valuation policies and procedures of the Trust ("Valuation Procedures"), including (A) pricing information from independent pricing services, with respect to securities for which market quotations are readily available, and (B) if applicable to a particular Fund or Funds, fair value pricing information or adjustment factors from independent fair


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                      value pricing services or other vendors approved by the
                      Trust (collectively, "Fair Value Information Vendors") with respect to securities for which market quotations are not readily available, for which a significant event has occurred following the close of the relevant market but prior to the Fund's pricing time, or which are otherwise required to be made subject to a fair value determination, as set forth under the Valuation Procedures.

              (iii) BISYS will coordinate the preparation of reports that are prepared or provided by Fair Value Information Services which help the Trust to monitor and evaluate their use of fair value pricing information under their Valuation Procedures.

         (b) Consistent with the terms of the Fund Accounting Agreement, in connection with the services provided in 1(a) above, BISYS will keep and maintain the books and records that are required to be kept and maintained under Rule 31a-1 or other applicable regulations under the 1940 Act, including those pertaining to (i) fair value prices and/or adjustment factors provided by Fair Value Information Vendors, and (ii) market prices for securities that are valued using fair value information provided by Fair Value Information Vendors.

         2.   Compensation and Expenses.

         As compensation for the services set forth above that relate to the use of Fair Value Information Vendors ("Fair Value Support Services"), the Trust shall pay to BISYS the additional compensation and reimburse expenses as set forth in the Amendment to the Fee Agreement which is dated the date hereof. The Trust shall pay the annual servicing fee and reimburse expenses for each Fund that the Trust designates as being subject to fair value determinations and for which Fair Value Support Services are to be provided by BISYS hereunder. The compensation set forth under the Amendment to the Fee Agreement is payable in addition to the compensation otherwise payable under the Fee Agreement.

         3.   Instructions and Compliance.

         The Trust hereby instructs and authorizes BISYS to provide information pertaining to the Fund's portfolio to Fair Value Information Vendors in connection with the fair value determinations made under the Trust's Valuation Procedures and other legitimate purposes related to the Fair Value Support Services to be provided hereunder.

         The Trust understands and acknowledges that while BISYS' services hereunder are intended to assist the Trust and the Board in fulfilling obligations to price and monitor pricing of Fund portfolios, BISYS does not assume responsibility for the accuracy or appropriateness of pricing information or methodologies, including any fair value pricing information or adjustment factors, which it receives from independent pricing services or Fair Value Information Vendors. BISYS shall use reasonable professional diligence to ensure the accuracy of all services it performs under this Amendment, including the input


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of information BISYS receives from independent pricing services and Fair
Value Information Vendors. The Trust retains its overall responsibilities to (i) adopt policies and procedures to monitor for circumstances that may necessitate the use of fair value prices, (ii) establish criteria for determining when market quotations are no longer reliable for a particular portfolio security,
(iii) determine a methodology or methodologies by which to determine the current fair value of the portfolio security, and (iv) regularly review the appropriateness and accuracy of the method used in valuing securities and make any necessary adjustments.

         4.   Information to be Furnished by the Trust.

         The Trust represents that the Trusts have approved, or shall approve, each independent pricing vendor and Fair Value Information Vendor to be used by BISYS in rendering fund accounting services, including Fair Value Support Services hereunder.

         The Trust has furnished BISYS with a copy of the Trusts' Valuation Procedures and any related policies or procedures applicable to the services hereunder, and BISYS agrees to render its services hereunder in a manner consistent with the Valuation Procedures and such related policies or procedures. The Trust will submit any material amendments to the Valuation Procedures and such related policies or procedures to BISYS for BISYS' review, and any amendment that would have a material impact upon the services to be rendered by BISYS or the responsibilities of BISYS shall be subject to approval by BISYS in good faith, including but not limited to the designation of any additional Fair Value Information Vendor.

         5.   Miscellaneous.

         (a) Notwithstanding the date of this Amendment, the terms of this Amendment shall apply as if they became effective on March 1, 2004.

         (b) Capitalized terms used but not defined in this Amendment have the respective meanings ascribed to them in the Fund Accounting Agreement.

         (c) This Amendment supplements and amends the Fund Accounting Agreement. The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Fund Accounting Agreement or any provisions thereof that directly cover or indirectly bear upon matters covered under this Amendment.

         (d) Each reference to the Agreement in the Fund Accounting Agreement (as it existed prior to this Amendment) and in every other agreement, contract or instrument to which the parties are bound, shall hereafter be construed as a reference to the Agreement as amended by this Amendment. Except as provided in this Amendment, the provisions of the Fund Accounting Agreement remain in full force and effect (including, without limitation, the term of the Fund Accounting Agreement). No amendment or modification to this Amendment shall be valid unless made in writing and executed by both parties hereto.


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         (e) Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

         (f) This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

                                   *   *   *

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.


                                    MMA PRAXIS MUTUAL FUNDS

                                    By:     /s/ John L. Liechty
                                        ----------------------------------------
                                    Name:  John L. Liechty
                                    Title: President

                                    BISYS FUND SERVICES OHIO, INC.

                                    By:     /s/ William J. Tomko
                                        ----------------------------------------
                                    Name:  William J. Tomko
                                    Title: President